Exhibit 10.28

AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 to the Executive Employment Agreement (“Amendment”) is made effective as of the 1st day of July, 2018.

BETWEEN:

ZOMEDICA PHARMACEUTICALS CORP., a body corporate duly incorporated pursuant to the laws of the Province of Alberta and having its registered office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Corporation")

- and -

GERALD SOLENSKY JR., an individual residing in the City of Orchard Lake, Michigan USA (hereinafter referred to as the "Executive")

WHEREAS the Corporation and the Executive are parties to an Employment Agreement dated as of December 1, 2016 (the “Employment Agreement”), between the parties and pursuant to which Executive serves as the Company’s President and Chief Executive Officer; and

WHEREAS, the Company and Executive wish to further amend the Employment Agreement in certain respects as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Executive hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                    Definitions.

Terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Employment Agreement. References in the Employment Agreement and this Amendment to this “Agreement" mean the Employment Agreement as amended by this Amendment and as further amended from time to time as provided in the Employment Agreement.

ARTICLE 2
AMENDMENTS

2.1                    The Employment Agreement is hereby amended in the following respects:

2.2                    Section 5.1 is amended to increase the Executive’s Annual Base salary to $325,000usd effective July 1, 2018.

ARTICLE 3
GENERAL

3.1                     No other changes to the Executive Employment Agreement, except as expressly amended by this Amendment, all of the terms of the Executive Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.

ZOMEDICA PHARMACEUTICALS CORP.

Per:	/s/ James Lebar
James Lebar
Director (& Compensation Committee Chairman)

_______________	/s/ Gerald Solensky Jr.
Witness	Gerald Solensky Jr.
Name: